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                                                                    EXHIBIT 11

                            DOLE FOOD COMPANY, INC.
                  Computations of Earnings per Common Share
                      (in 000s, except per share amounts)

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                                                                               For the year Ended
                                                                     ----------------------------------------
                                                                      January 3,  December 28,   December 30,
                                                                        1998          1996          1995
                                                                     -----------  ------------   ------------
BASIC
  Income from continuing operations
     applicable to common shares                                      $ 160,164     $  89,031      $ 119,824

  Loss from discontinued operations
     (net of income taxes) applicable
     to common shares                                                         -             -        (96,493)
                                                                      ---------     ---------      ---------
  Net income applicable to common shares                              $ 160,164     $  89,031      $  23,331
                                                                      ---------     ---------      ---------
                                                                      ---------     ---------      ---------
  Weighted average number of common shares                               59,959        60,027         59,651
     outstanding during the period

Basic earnings (loss) per common share:
   Continuing operations                                              $    2.67     $    1.48      $    2.01
   Discontinued operations                                                    -             -          (1.62)
                                                                      ---------     ---------      ---------
   Net income                                                         $    2.67     $    1.48      $    0.39
                                                                      ---------     ---------      ---------
                                                                      ---------     ---------      ---------
DILUTED
  Income from continuing operations
    applicable to common shares                                       $ 160,164     $  89,031      $ 119,824

  Loss from discontinued operations
    (net of income taxes) applicable
    to common shares                                                          -             -        (96,493)
                                                                      ---------     ---------      ---------
  Net income applicable to common shares                              $ 160,164     $  89,031      $  23,331
                                                                      ---------     ---------      ---------
                                                                      ---------     ---------      ---------
  Weighted average number of common shares
    outstanding during the period                                        59,959        60,027         59,651
    Add:
     Dilutive effect of stock options at
       average prices during the period                                     477           421            127
                                                                      ---------     ---------      ---------
         Total diluted shares                                            60,436        60,448         59,778
                                                                      ---------     ---------      ---------
                                                                      ---------     ---------      ---------
Diluted earnings (loss) per common share
  Continuing operations                                               $    2.65      $   1.47      $    2.00
  Discontinued operations                                                     -             -          (1.61)
                                                                      ---------     ---------      ---------
  Net income                                                          $    2.65      $   1.47      $    0.39
                                                                      ---------     ---------      ---------
                                                                      ---------     ---------      ---------
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